CONFIRMING STATEMENT

	This Statement confirms that the undersigned, Gordon F. DuGan, has authorized and designated each of Susan Hyde, James Fitzgerald, and Charles Keyser, signing singly, to execute and file on the undersigned's behalf all Forms 3, 4 and 5
(including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of W. P. Carey & Co.
LLC, Corporate Property Associates 14, Incorporated, Corporate Property
Associates 15, Incorporated, Corporate Property Associates 16 - Global,
Incorporated and Corporate Property Associates 17 - Global, Incorporated.  The
authority of Susan Hyde, James Fitzgerald, and Charles Keyser, under this
Statement shall continue until the undersigned is no longer required to file
Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of W. P . Carey & Co. LLC, Corporate Property Associates 14,
Incorporated, Corporate Property Associates 15, Corporate Property Associates 16
- Global, Incorporated and Corporate Property Associates 17 - Global,
Incorporated, unless earlier revoked in writing.  The undersigned acknowledges
Susan Hyde, James Fitzgerald, and Charles Keyser are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.


/s/ Gordon F. DuGan
Signature


Gordon F. DuGan
Print Name


November 2, 2007
Date